Exhibit 99

May 8, 2013

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS FIRST QUARTER 2013 EARNINGS
& DECLARES DIVIDEND

Earnings Per Share of $0.34

Hawaiian Electric Company Invests Over $60 Million in Local Infrastructure

American Savings Bank Continues to Deliver Solid Results

Board Declares Dividend of $0.31 Per Share

HONOLULU – Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2013 of $33.7 million, or $0.34 diluted earnings per share (EPS), compared to $38.3 million, or $0.40 diluted EPS for the first quarter of 2012.

“We’re off to a solid start in 2013 with financial results consistent with our expectations and significant progress on our strategies across our companies. We successfully completed a $180 million common stock offering which allows us to fund the largest capital plan in our utilities’ history over the next two years, benefitting customers with a stronger and more modern electric grid and lower-cost renewable energy.  In the first quarter, our utilities invested over $60 million – about 2.5x their earnings – in local infrastructure.  American Savings Bank delivered strong loan growth to help offset the impact of the low interest rate environment and gained market share in its mortgage banking business, becoming one of the top ranking lenders in the state for the quarter,” said Constance H. Lau, HEI president and chief executive officer.

“Our companies are committed to reducing Hawaii’s dependence on oil and are constantly seeking ways to increase our use of lower-cost renewable energy.  In 2012, we reached a record 13.9% of energy needs from renewable generation and are on track to exceed the next clean energy goal of 15% in 2015,” added Lau.  Since the end of 2010, over 80% or close to $50 of the $60 increase in the typical Oahu customer’s bill is due to higher oil prices.

Hawaiian Electric Industries, Inc. News Release

May 8, 2013

HAWAIIAN ELECTRIC COMPANY CONTINUES TO INVEST IN CLEAN ENERGY AND RELIABILITY

Hawaiian Electric Company’s1 net income for the first quarter of 2013 was $24.4 million compared to $27.3 million in the first quarter of 2012.

Overall, the primary variances impacting net income for the quarter were (on an after-tax basis):

•              $5 million higher operations and maintenance (O&M) expenses2; and

•              $1 million higher depreciation expense.

These were partially offset by (after-tax):

•              $2 million recovery of additional costs for reliability and clean energy investments, net of lower heat rate earnings.

Operations and maintenance (O&M) expenses2 (after-tax) were $5 million higher for the first quarter of 2013 compared to the first quarter of the prior year largely due to timing.  In 2012, the rate of O&M expense in the first quarter was lower than the rest of the year, whereas, in 2013, management expects O&M to be more evenly distributed throughout the year.  In the quarter, O&M reflects higher customer service expenses as such costs received deferral treatment in most of the first half of 2012.  Management continues to expect 2013 O&M expenses to be flat to up 1% compared to 2012 as work continues to moderate O&M spending in targeted areas.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE

American Savings Bank’s (American) net income for the first quarter of 2013 was $14.2 million compared with $14.4 million in the fourth, or linked, quarter of 2012 and $15.9 million in the first quarter of 2012, which included $1 million for a one-time release of tax-related reserves.  First quarter 2013 net income was consistent with the linked quarter.  Net interest income was flat as the 6.9% annualized loan growth this quarter helped offset lower financing margins.  Noninterest income was lower, largely due to lower gains on sales of residential mortgage loans, but offset by lower provision for loan losses and lower noninterest expense.

1  Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

2  Excludes expenses covered by surcharges or by third parties.  In the first quarter of 2013 and 2012, these expenses were $2 million and $1 million, respectively.

Hawaiian Electric Industries, Inc. News Release

May 8, 2013

Compared to the first quarter of 2012, net income declined by $1.7 million including the effect of the $1 million release of tax reserves mentioned previously.  The remaining $0.7 million decline was largely driven by higher noninterest expense, primarily attributable to targeted staffing increases to support increased business volumes and information technology and risk management capabilities, and lower net interest income due to declining asset yields.  These were partially offset by the favorable effect of loan growth, higher noninterest income from higher gains on sales of new residential mortgages originated in the quarter and lower provision for loan losses, as the credit quality of the bank’s loan portfolio improved along with the improvement in Hawaii’s economy.

Overall, American achieved solid profitability in the first quarter 2013 with a return on average equity of 11.3% and a return on average assets of 1.12%.

Also refer to the American news release issued on April 30, 2013.

Holding and Other Companies

The holding and other companies’ net losses were $4.9 million in the first quarter of 2013, consistent with the first quarter of 2012.

BOARD DECLARES QUARTERLY DIVIDEND

On May 7, 2013, the board of directors maintained HEI’s quarterly cash dividend of 31 cents per share, payable on June 12, 2013, to shareholders of record at the close of business on May 22, 2013 (ex-dividend date is May 20, 2013).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on May 7, 2013 of $28.10, HEI’s yield is 4.4%.

WEBCAST AND CONFERENCE CALL

Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its first quarter 2013 earnings on Wednesday, May 8, 2013, at 7:00 a.m. Hawaii time (1:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (800) 706-7741, passcode:  55241897 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations,” “News & Events” and “Presentations & Webcasts.”  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing material information, as

Hawaiian Electric Industries, Inc. News Release

May 8, 2013

well as other important information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American’s press releases, HEI’s and HECO’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts.  Also, at the Investor Relations section of HEI’s website, investors may sign up to receive e-mail alerts (based on each investor’s selected preferences).  The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through May 22, 2013, by dialing (888) 286-8010, passcode: 75540244.

HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Hawaiian Electric Industries, Inc. News Release

May 8, 2013

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2012 and HEI’s subsequent periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the extent required by the federal securities laws, HEI, HECO, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2013	2012
(in thousands, except per share amounts)
Revenues
Electric utility	$719,273	$749,610
Bank	64,756	65,252
Other	35	(2)
Total revenues	784,064	814,860
Expenses
Electric utility	666,320	692,356
Bank	43,005	42,340
Other	4,082	4,348
Total expenses	713,407	739,044
Operating income (loss)
Electric utility	52,953	57,254
Bank	21,751	22,912
Other	(4,047)	(4,350)
Total operating income	70,657	75,816
Interest expense–other than on deposit liabilities and other bank borrowings	(19,788)	(18,539)
Allowance for borrowed funds used during construction	730	870
Allowance for equity funds used during construction	1,215	1,940
Income before income taxes	52,814	60,087
Income taxes	18,662	21,298
Net income	34,152	38,789
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$33,679	$38,316
Basic earnings per common share	$0.34	$0.40
Diluted earnings per common share	$0.34	$0.40
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	98,135	96,167
Adjusted weighted-average shares	98,540	96,561
Net income (loss) for common stock by segment
Electric utility	$24,429	$27,300
Bank	14,155	15,877
Other	(4,905)	(4,861)
Net income for common stock	$33,679	$38,316
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$33,618	$38,627
Return on average common equity (twelve months ended) [1]	8.5%	9.7%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

1     On a core basis (non-GAAP), 2013 and 2012 return on average common equity (twelve months ended March 31) were 10.0% and 10.1%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(dollars in thousands)	2013	2012

Assets
Cash and cash equivalents	$262,708	$219,662
Accounts receivable and unbilled revenues, net	348,487	362,823
Available-for-sale investment and mortgage-related securities	659,400	671,358
Investment in stock of Federal Home Loan Bank of Seattle	95,152	96,022
Loans receivable held for investment, net	3,803,002	3,737,233
Loans held for sale, at lower of cost or fair value	5,351	26,005
Property, plant and equipment, net of accumulated depreciation of $2,142,040 in 2013 and $2,125,286 in 2012	3,640,308	3,594,829
Regulatory assets	874,151	864,596
Other	527,820	494,414
Goodwill	82,190	82,190
Total assets	$10,298,569	$10,149,132
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$253,096	$212,379
Interest and dividends payable	26,358	26,258
Deposit liabilities	4,312,620	4,229,916
Short-term borrowings–other than bank	133,937	83,693
Other bank borrowings	193,233	195,926
Long-term debt, net–other than bank	1,422,875	1,422,872
Deferred income taxes	459,249	439,329
Regulatory liabilities	325,527	322,074
Contributions in aid of construction	415,795	405,520
Retirement benefits liability	643,104	656,394
Other	471,217	526,613
Total liabilities	8,657,011	8,520,974

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	-	-
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 98,471,405 shares in 2013 and 97,928,403 shares in 2012	1,413,700	1,403,484
Retained earnings	220,049	216,804
Accumulated other comprehensive loss, net of tax benefits	(26,484)	(26,423)
Total shareholders’ equity	1,607,265	1,593,865
Total liabilities and shareholders’ equity	$10,298,569	$10,149,132

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$34,152	$38,789
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation of property, plant and equipment	39,726	37,911
Other amortization	935	1,419
Provision for loan losses	1,858	3,546
Loans receivable originated and purchased, held for sale	(79,224)	(89,087)
Proceeds from sale of loans receivable, held for sale	102,254	85,252
Change in deferred income taxes	19,967	21,260
Change in excess tax benefits from share-based payment arrangements	(414)	(44)
Allowance for equity funds used during construction	(1,215)	(1,940)
Changes in assets and liabilities
Decrease in accounts receivable and unbilled revenues, net	14,335	37,562
Increase in fuel oil stock	(29,272)	(14,458)
Increase in regulatory assets	(17,746)	(13,948)
Increase (decrease) in accounts, interest and dividends payable	38,148	(36,991)
Change in prepaid and accrued income taxes and utility revenue taxes	(50,933)	(41,126)
Contributions to defined benefit pension and other postretirement benefit plans	(21,476)	(26,815)
Change in other assets and liabilities	(2,776)	(17,046)
Net cash provided by (used in) operating activities	48,319	(15,716)
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(26,705)	(53,931)
Principal repayments on available-for-sale investment and mortgage-related securities	36,504	46,355
Net increase in loans held for investment	(66,934)	(34,212)
Proceeds from sale of real estate acquired in settlement of loans	3,046	3,371
Capital expenditures	(71,041)	(65,300)
Contributions in aid of construction	11,710	22,855
Other	869	-
Net cash used in investing activities	(112,551)	(80,862)
Cash flows from financing activities
Net increase in deposit liabilities	82,704	55,172
Net increase in short-term borrowings with original maturities of three months or less	50,244	87,467
Net decrease in retail repurchase agreements	(2,680)	(379)
Proceeds from issuance of long-term debt	50,000	-
Repayment of long-term debt	(50,000)	(57,500)
Change in excess tax benefits from share-based payment arrangements	414	44
Net proceeds from issuance of common stock	4,703	5,940
Common stock dividends	(24,394)	(23,855)
Preferred stock dividends of subsidiaries	(473)	(473)
Other	(3,240)	(3,757)
Net cash provided by financing activities	107,278	62,659
Net increase (decrease) in cash and cash equivalents	43,046	(33,919)
Cash and cash equivalents, beginning of period	219,662	270,265
Cash and cash equivalents, end of period	$262,708	$236,346

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2013	2012
(dollars in thousands, except per barrel amounts)
Operating revenues	$716,197	$747,938
Operating expenses
Fuel oil	305,100	327,839
Purchased power	153,364	164,789
Other operation	71,423	61,849
Maintenance	29,702	30,038
Depreciation	38,280	36,482
Taxes, other than income taxes	67,687	70,995
Income taxes	14,095	17,365
Total operating expenses	679,651	709,357
Operating income	36,546	38,581
Other income
Allowance for equity funds used during construction	1,215	1,940
Other, net	2,312	1,309
Income tax expense	(299)	(44)
Total other income	3,228	3,205
Interest and other charges
Interest on long-term debt	14,614	14,383
Amortization of net bond premium and expense	647	745
Other interest charges (credits)	315	(271)
Allowance for borrowed funds used during construction	(730)	(870)
Total interest and other charges	14,846	13,987
Net income	24,928	27,799
Preferred stock dividends of subsidiaries	229	229
Net income attributable to HECO	24,699	27,570
Preferred stock dividends of HECO	270	270
Net income for common stock	$24,429	$27,300
Comprehensive income attributable to HECO	$24,447	$27,377
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
HECO	1,591	1,696
HELCO	263	271
MECO	269	284
	2,123	2,251
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	66.0	67.2
Cooling degree days (Oahu)	789	861
Average fuel oil cost per barrel	$130.83	$134.37

	Twelve months ended
	March 31
Return on average common equity (%) (simple average) [1]	2013	2012
HECO	6.97	7.71
HELCO	5.07	9.58
MECO	7.41	6.42
HECO Consolidated	6.68	7.87

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

1     On a core basis (non-GAAP), the 2013 and 2012 return on average common equity (twelve months ended March 31) were 8.9% and 8.4%, respectively for HECO;  6.3% and 9.6%, respectively for HELCO; 8.8% and 6.4%, respectively for MECO and 8.4% and 8.3% respectively, for HECO Consolidated.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(dollars in thousands, except par value)	2013	2012
Assets
Utility plant, at cost
Land	$51,598	$51,568
Plant and equipment	5,427,933	5,364,400
Less accumulated depreciation	(2,062,810)	(2,040,789)
Construction in progress	153,669	151,378
Net utility plant	3,570,390	3,526,557
Current assets
Cash and cash equivalents	36,940	17,159
Customer accounts receivable, net	194,457	210,779
Accrued unbilled revenues, net	135,615	134,298
Other accounts receivable, net	5,795	28,176
Fuel oil stock, at average cost	190,691	161,419
Materials and supplies, at average cost	54,430	51,085
Prepayments and other	32,255	32,865
Regulatory assets	61,804	51,267
Total current assets	711,987	687,048
Other long-term assets
Regulatory assets	812,347	813,329
Unamortized debt expense	10,245	10,554
Other	69,266	71,305
Total other long-term assets	891,858	895,188
Total assets	$5,174,235	$5,108,793
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 14,665,264 in 2013 and 2012	$97,788	$97,788
Premium on capital stock	468,045	468,045
Retained earnings	911,632	907,273
Accumulated other comprehensive loss, net of tax benefits	(952)	(970)
Common stock equity	1,476,513	1,472,136
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,147,875	1,147,872
Total capitalization	2,658,681	2,654,301
Current liabilities
Short-term borrowings from nonaffiliates	43,052	-
Accounts payable	228,426	186,824
Interest and preferred dividends payable	21,693	21,092
Taxes accrued	199,350	251,066
Other	67,930	62,879
Total current liabilities	560,451	521,861
Deferred credits and other liabilities
Deferred income taxes	435,598	417,611
Regulatory liabilities	325,527	322,074
Unamortized tax credits	67,939	66,584
Retirement benefits liability	611,678	620,205
Other	98,566	100,637
Total deferred credits and other liabilities	1,539,308	1,527,111
Contributions in aid of construction	415,795	405,520
Total capitalization and liabilities	$5,174,235	$5,108,793

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$24,928	$27,799
Adjustments to reconcile net income to net cash provided by (used in) operating
Depreciation of property, plant and equipment	38,280	36,482
Other amortization	957	1,561
Change in deferred income taxes	17,975	20,061
Change in tax credits, net	1,382	1,356
Allowance for equity funds used during construction	(1,215)	(1,940)
Changes in assets and liabilities
Decrease in accounts receivable	38,703	25,001
Decrease (increase) in accrued unbilled revenues	(1,317)	11,184
Increase in fuel oil stock	(29,272)	(14,458)
Increase in materials and supplies	(3,345)	(3,561)
Increase in regulatory assets	(17,746)	(13,948)
Increase (decrease) in accounts payable	38,934	(33,174)
Change in prepaid and accrued income taxes and utility revenue taxes	(53,666)	(44,561)
Contributions to defined benefit pension and other postretirement benefit plans	(21,010)	(26,183)
Change in other assets and liabilities	19,913	3,444
Net cash provided by (used in) operating activities	53,501	(10,937)
Cash flows from investing activities
Capital expenditures	(67,915)	(63,436)
Contributions in aid of construction	11,710	22,855
Net cash used in investing activities	(56,205)	(40,581)
Cash flows from financing activities
Common stock dividends	(20,070)	(18,261)
Preferred stock dividends of HECO and subsidiaries	(499)	(499)
Repayment of long-term debt	-	(57,500)
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	43,052	84,942
Other	2	(120)
Net cash provided by financing activities	22,485	8,562
Net increase (decrease) in cash and cash equivalents	19,781	(42,956)
Cash and cash equivalents, beginning of period	17,159	48,806
Cash and cash equivalents, end of period	$36,940	$5,850

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(in thousands)	2013	2012	2012
Interest income
Interest and fees on loans	$42,603	$42,816	$44,888
Interest on investment and mortgage-related securities	3,464	3,288	3,805
Total interest income	46,067	46,104	48,693
Interest expense
Interest on deposit liabilities	1,312	1,408	1,779
Interest on other borrowings	1,164	1,193	1,261
Total interest expense	2,476	2,601	3,040
Net interest income	43,591	43,503	45,653
Provision for loan losses	1,858	3,379	3,546
Net interest income after provision for loan losses	41,733	40,124	42,107
Noninterest income
Fees from other financial services	7,643	8,887	7,337
Fee income on deposit liabilities	4,314	4,648	4,278
Fee income on other financial products	1,794	1,836	1,549
Gain on sale of loans	3,346	6,331	2,035
Other income	1,592	1,164	1,360
Total noninterest income	18,689	22,866	16,559
Noninterest expense
Compensation and employee benefits	20,088	19,953	18,646
Occupancy	4,123	4,313	4,225
Data processing	2,987	2,854	2,111
Services	2,103	2,800	1,783
Equipment	1,774	1,806	1,730
Other expense	7,595	9,207	6,707
Total noninterest expense	38,670	40,933	35,202
Income before income taxes	21,752	22,057	23,464
Income taxes	7,597	7,694	7,587
Net income	$14,155	$14,363	$15,877
Comprehensive income	$15,484	$5,740	$15,899
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.12	1.15	1.29
Return on average equity	11.28	11.29	12.87
Return on average tangible common equity	13.49	13.47	15.44
Net interest margin	3.78	3.81	4.04
Net charge-offs to average loans outstanding	0.12	0.13	0.28
Efficiency ratio	61	61	56
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.89	1.87	2.02
Allowance for loan losses to loans outstanding	1.11	1.11	1.05
Tier-1 leverage ratio *	9.1	9.1	9.1
Total risk-based capital ratio *	12.8	12.8	12.9
Tangible common equity to total assets	8.38	8.39	8.46
Dividend paid to HEI (via ASHI) ($ in millions)	10	15	10

*  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

BALANCE SHEETS DATA

(Unaudited)

	March 31,	December 31,
(in thousands)	2013	2012
Assets
Cash and cash equivalents	$224,870	$184,430
Available-for-sale investment and mortgage-related securities	659,400	671,358
Investment in stock of Federal Home Loan Bank of Seattle	95,152	96,022
Loans receivable held for investment	3,845,732	3,779,218
Allowance for loan losses	(42,730)	(41,985)
Loans receivable held for investment, net	3,803,002	3,737,233
Loans held for sale, at lower of cost or fair value	5,351	26,005
Other	246,420	244,435
Goodwill	82,190	82,190
Total assets	$5,116,385	$5,041,673

Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing	$1,223,921	$1,164,308
Deposit liabilities–interest-bearing	3,088,699	3,065,608
Other borrowings	193,233	195,926
Other	106,337	117,752
Total liabilities	4,612,190	4,543,594

Common stock	334,344	333,712
Retained earnings	183,918	179,763
Accumulated other comprehensive loss, net of tax benefits	(14,067)	(15,396)
Total shareholder’s equity	504,195	498,079
Total liabilities and shareholder’s equity	$5,116,385	$5,041,673

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES

HEI and HECO management use certain non-GAAP measures to evaluate the performance of the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the utility’s core operating activities. Core earnings as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for both the utility and HEI consolidated and the corresponding adjusted return on average common equity (ROACE).

The reconciling adjustments from GAAP earnings to core earnings are limited to the settlement charges for the partial write-off of utility assets in 2012 and 2011. For more information on the settlement charge recorded in 2012, see the Form 8-K filed on March 20, 2013.

Management does not consider these items to be representative of the company’s fundamental core earnings.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

	Net Income
	Twelve months ended
	March 31,
(in millions)	2013	2012

GAAP (as reported)	$134.0	$148.1

Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	-

Settlement agreement for the partial writedown of the East Oahu Transmission Project (EOTP) Phase I costs	-	5.7

Non-GAAP (core)	$158.5	$153.8

Note: Columns may not foot due to rounding

	Twelve months ended
	March 31,
Other measures:	2013	2012

Return on average common equity (ROACE) (simple average):
Based on GAAP	8.5%	9.7%
Based on non-GAAP (core)[2]	10.0%	10.1%

1  U.S. Generally Accepted Accounting Principles.

2 Calculated as core net income divided by average GAAP common equity.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

RECONCILIATION OF GAAP1 TO NON-GAAP MEASURES

(Unaudited)

	Net Income
	Twelve months ended
	March 31,
(in millions)	2013	2012

GAAP (as reported)	$96.4	$108.1

Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	-

Settlement agreement for the partial writedown of the EOTP Phase I costs	-	5.7

Non-GAAP (core)	$120.8	$113.8

Note: Columns may not foot due to rounding

	Twelve months ended
	March 31,
Other measures:	2013	2012
Return on average common equity (ROACE) (simple average):
Based on GAAP	6.7%	7.9%
Based on non-GAAP (core)[2]	8.4%	8.3%

	Hawaiian Electric Company,		Hawaii Electric Light		Maui Electric Company,
	Inc. (HECO, Oahu)		Company, Inc. (HELCO)		Limited (MECO)
	Net Income		Net Income		Net Income
	Twelve months ended		Twelve months ended		Twelve months ended
	March 31,		March 31,		March 31,
(in millions)	2013	2012	2013	2012	2013	2012

GAAP (as reported)	$65.1	$66.5	$14.0	$26.6	$17.3	$15.0

Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	17.7	-	3.4	-	3.4	-

Settlement agreement for the partial writedown of the EOTP Phase I costs	-	5.7	-	-	-	-

Non-GAAP (core)	$82.8	$72.2	$17.4	$26.6	$20.7	$15.0

Note: Columns may not foot due to rounding

	Twelve months ended		Twelve months ended		Twelve months ended
	March 31,		March 31,		March 31,
Other measures:	2013	2012	2013	2012	2013	2012

Return on average common equity (ROACE) (simple average):
Based on GAAP	7.0%	7.7%	5.1%	9.6%	7.4%	6.4%
Based on non-GAAP (core)[2]	8.9%	8.4%	6.3%	9.6%	8.8%	6.4%

1  U.S. Generally Accepted Accounting Principles.

2 Calculated as core net income divided by average GAAP common equity.